UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	0-565	99-0032630
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2006, Alexander & Baldwin, Inc. (“A&B”) entered into a three-year unsecured note purchase and private shelf agreement, dated as of April 19, 2006, (“Agreement”) with Prudential Investment Management, Inc., The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Gibraltar Life Insurance Co., Ltd., and The Prudential Insurance Company, Ltd. (individually and collectively, “Prudential”) under which A&B may issue notes to Prudential in an aggregate amount up to $400,000,000 less the sum of all principal amounts then outstanding on any notes issued by A&B or any of its subsidiaries to Prudential and the amount of any such notes then committed to be purchased by Prudential. The Agreement is more fully described in an 8-K filed with the Securities and Exchange Commission on April 21, 2006.

On March 20, 2007, in accordance with the Agreement, A&B issued the second series of senior promissory notes, Series B notes, totaling $50 million. The notes carry interest at an annual fixed-rate of 5.55% and will be repaid in ten equal semi-annual installments of principal in the amount of $5 million, commencing on September 20, 2012, with a final maturity on March 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2007

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin________

Christopher J. Benjamin

Senior Vice President,

Chief Financial Officer and

Treasurer